UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 17, 2003

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required Regulation FD Disclosure.

On November 17, 2003, Toys “R” Us, Inc. (the “Company”) announced that it plans to close the 146 freestanding Kids “R” Us and the 36 freestanding Imaginarium stores as well as 3 distribution centers that support these stores.  The majority of these facilities are expected to close on or before January 31, 2004.  In conjunction with these actions, the Company estimates it will incur restructuring and other charges totaling approximately $280 million pre-tax.  A portion of these charges is associated with inventory markdowns and will be recorded in cost of goods sold.  The amount of this charge is preliminary and remains subject to change, pending the outcome of negotiations with landlords and other third parties.  The Company intends to record most of these charges in the fourth quarter of the fiscal year ending January 31, 2004.

Item 12.	Results of Operations and Financial Condition

On November 17, 2003, Toys “R” Us, Inc. issued a press release announcing the results of its third quarter ended November 1, 2003, and the planned closing of the 146 freestanding Kids “R” Us and the 36 freestanding Imaginarium stores.  The press release is attached hereto as Exhibit 99.1.  This press release, which has been furnished solely for this Item 12, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

DATE November 17, 2003	BY	/s/ Louis Lipschitz
Louis Lipschitz
Executive Vice President and
Chief Financial Officer